SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-SEQUA CORP PFD
           GAMCO ASSET MANAGEMENT INC.
                       3/01/06              400-          116.6250
                       2/23/06              200-          116.5000
          GABELLI FUNDS, LLC.
               GABELLI CONVERTIBLE FUND
                       3/13/06            1,000-          129.6800
                       3/10/06              700-          123.1857

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.